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SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
YOUNG BROADCASTING INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Copies of all communications to: Robert L. Winikoff, Esq. Sonnenschein Nath & Rosenthal LLP 1221 Avenue of the Americas New York, New York 10020 (212) 768-6700

YOUNG BROADCASTING INC.

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2005

To the Stockholders of Young Broadcasting Inc.:

        The 2005 Annual Meeting of Stockholders of Young Broadcasting Inc. (the "Company") will be held at the offices of WATE-TV, 1306 Broadway NE, Knoxville, Tennessee at 8:30 a.m., local time, on Tuesday, May 3, 2005, for the following purposes:

  1.
  To elect eight directors of the Company to serve for a term of one year.

  2.
  To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

  3.
  To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only holders of record of shares of the Company's Class A Common Stock and Class B Common Stock at the close of business on March 28, 2005 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

JAMES A. MORGAN Secretary

New York, New York
April 1, 2005

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by the Company's board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. No postage is required if mailed within the United States. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

YOUNG BROADCASTING INC.

PROXY STATEMENT FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On
May 3, 2005

INTRODUCTION

        This proxy statement and the accompanying proxy card are being furnished to the holders of Class A and Class B Common Stock of Young Broadcasting Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use in voting at the 2005 Annual Meeting of Stockholders to be held at the offices of WATE-TV, 1306 Broadway NE, Knoxville, Tennessee at 8:30 a.m., local time, on Tuesday, May 3, 2005, and any adjournment or postponement thereof. The shares represented by proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any stockholder may revoke his or her proxy at any time prior to the voting thereof by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person at the meeting. If you hold your shares in street name and want to vote in person at the meeting, you must obtain a proxy from your broker and bring it to the meeting.

        Holders of record of shares of the Company's Class A Common Stock and Class B Common Stock at the close of business on March 28, 2005 are entitled to vote at the meeting. As of such record date, there were 17,990,112 shares of Class A Common Stock and 1,970,634 shares of Class B Common Stock outstanding.

        The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the meeting. Holders of shares of Class A Common Stock and Class B Common Stock will vote as a single class on all matters submitted to a vote of the stockholders. Each share of Class A Common Stock will be entitled to one vote and each share of Class B Common Stock will be entitled to ten votes.

        Directors will be elected by a plurality of the votes cast at the meeting. The approval of each other matter will require the affirmative vote of the holders of a majority of the votes cast thereon. On all matters to come before the meeting, abstentions and broker non-votes will be considered for purposes of determining whether a quorum is present at the meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting, and will have the same effect as a vote against each of the proposals. "Broker non-votes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. A broker non-vote will have no effect on the outcome of any of the proposals.

        Vincent Young, Deborah McDermott and James Morgan, each a director and executive officer of the Company, together with trust and partnership entities affiliated with and maintained for the benefit of relatives of Vincent Young, collectively hold 51.2% of the votes that may be cast at the meeting. See "Security Ownership of Certain Beneficial Owners and Management." Accordingly, the affirmative vote of Vincent Young, James Morgan, Deborah McDermott and these entities alone is sufficient to adopt each of the proposals to be submitted to the stockholders at the meeting. Such persons and entities have advised the Company that they will vote all of their shares in favor of the proposals set forth in the notice attached to this proxy statement.

        The cost of soliciting these proxies will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone.

        The principal executive offices of the Company are located at 599 Lexington Avenue, New York, New York 10022. This proxy statement and the form of proxy are being mailed to stockholders on or about April 1, 2005.

PROPOSAL ONE—ELECTION OF DIRECTORS

        Adam Young, who served as a director and an executive officer of the Company since its inception, died on November 15, 2004. The resulting vacancy on the Board of Directors was not filled following Mr. Young's death, and the Board of Directors has reduced the size of the full Board from nine directors to eight directors.

        Eight directors will be elected at the 2005 annual meeting. Each director will serve until the next annual meeting of stockholders and until their successors have been elected and shall qualify. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the Board of Directors unless instructed to the contrary. Each nominee is currently a director of the Company.

Name of Nominee	Age	Director Since	Principal occupation and business experience during the past five years
Alfred J. Hickey, Jr.	68	1994
			Member of the Compensation Committee of the Board of Directors. Mr. Hickey has been a private investor since October 1994. He was Vice-President—Institutional Sales of Legg Mason, a brokerage firm, from May 1990 to May 1991. Mr. Hickey was a private investor from May 1991 to June 1993, when he became the Vice President—International Sales of Southeast Research Partners, a brokerage firm, in which capacity he served until October 1994.
David C. Lee	39	1998
			Chairman of the Compensation Committee and member of the Audit Committee of the Board of Directors. Mr. Lee has been the Senior Managing Director of LLJ Capital, LLC, a specialty finance and advisory firm specializing in media, communications and technology, since January 2004. From December 2002 until December 2003, Mr. Lee was a private investor and consultant to the communications and technology industries. Prior thereto, Mr. Lee was the Founding Managing Partner of Saturn Venture Partners LLC, a private investment firm focused on communications technology, from April 2001 to December 2002. Prior thereto, he was a managing director of Sandler Capital Management, a private investment and money management firm specializing in media, communications and technology, from January 1999 to April 2001. Prior thereto, he was a Managing Director of Lazard Freres & Co. LLC, an investment banking firm where he served in various capacities from March 1988 to October 1994 and from April 1996 to December 1998. Mr. Lee is also a director of Insight Communications Company, Inc.

Leif Lomo	75	1994
			Chairman of the Audit Committee of the Board of Directors. Mr. Lomo has been a private investor since June 1996. From 1987 to 1994, Mr. Lomo served as Chairman of A.B. Chance Industries, Inc., a manufacturer of electricity-related equipment. Prior to its acquisition by Hubbell Incorporated in April 1994, Mr. Lomo also acted as President and Chief Executive Officer of A.B. Chance. From January 1995 to June 1996, Mr. Lomo served as the President of Marley Pump, a division of United Dominion Company, which is principally engaged in the manufacture and marketing of submersible pumps for small water well applications and the distribution of gasoline.
Richard C. Lowe	53	2001	Mr. Lowe has been a partner of the law firm of King & Ballow, which serves as the Company's outside labor counsel, since 1982.
Deborah A. McDermott	50	2004
			President of the Company since April 1, 2004. From May 1996 to March 2004, Ms. McDermott was Executive Vice President—Operations of the Company. From 1990 to April 1996, Ms. McDermott was General Manager of WKRN, the Company's ABC network affiliate serving the Nashville, Tennessee market.
James A. Morgan	56	1998
			Executive Vice President and Chief Financial Officer of the Company since March 1993, Secretary of the Company since November 1994 and Executive Vice President and Secretary of each of the Company's corporate subsidiaries. From 1984 until joining the Company, he was a director and Senior Investment Officer at J.P. Morgan Capital Corporation involved in investing the firm's own capital in various leveraged and early growth stage companies.
Reid Murray	46	2004
			Member of the Audit and Compensation Committees of the Board of Directors. Mr. Murray has been a senior advisor with PNC Advisors, Inc., the money management group of PNC Bank, NA, since April 2002. From 1988 until joining PNC Advisors, Inc., Mr. Murray was a Managing Director of CIBC World Markets Investment Banking, specializing in broadcasting, cable and publishing.
Vincent J. Young	57	1986
			Chairman of the Company since its inception in 1986 and director and Chairman of each of the Company's corporate subsidiaries. Mr. Young has served from 1980 and continues to serve as Chairman of Adam Young Inc., a national television representation firm, which merged with and into one of the Company's subsidiaries in March 1998.

The Board of Directors recommends a vote FOR the election of the nominees to serve as directors.

Committees of the Board of Directors

        The Board of Directors currently has an Audit Committee and a Compensation Committee.

        The Company is a "Controlled Company" (as defined in Rule 4350(c)(5) of The Nasdaq Stock Market) because Vincent Young, James A. Morgan, Deborah A. McDermott, The Adam Young 2003 Trust, The Margaret Young 2003 Trust and Spray-V Limited Partnership, acting as a group, hold 51.2% of the Company's voting power. As a "Controlled Company," the Company is exempt from having an independent board of directors, an independent compensation committee and an independent nominating committee. Although the Company has an independent board of directors and an independent compensation committee, the Board has determined not to establish a nominating committee. See "—Director Nominations and Qualifications."

        The Audit Committee currently consists of Leif Lomo (Chair), David C. Lee and Reid Murray. The Board of Directors has determined that each member of the Audit Committee meets the Nasdaq Marketplace Rule definition of "independent" for audit committee purposes. The Board of Directors has also determined that each of the members of the Audit Committee meets the SEC definition of an "audit committee financial expert." Information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the caption "Report of the Audit Committee" below.

        The Compensation Committee currently consists of David C. Lee (Chair), Alfred J. Hickey and Reid Murray. The Board of Directors has determined that each member of the Compensation Committee meets the Nasdaq Marketplace Rule definition of "independent" for compensation committee purposes. Each of the members of the Compensation Committee is an "outside director" under Section 162(m) of the Internal Revenue Code and a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee is responsible for approving the compensation for the Company's chief executive officer and, in consultation with the Company's chief executive officer, approving the compensation of other executive officers. See "Report of the Compensation Committee" below. The Compensation Committee also administers the Company's 2004 Equity Incentive Plan and 2001 Employee Stock Purchase Plan.

        Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of the Board of Directors or any officer of the Company.

Meetings of the Board of Directors and Committees

        During 2004, there were nine meetings of the Board of Directors, seven meetings of the Audit Committee and four meetings of the Compensation Committee. Each director attended all of the meetings of the Board of Directors and each director attended all of the meetings of each Committee of which he was a member.

Independence of Majority of Board of Directors

        The Board of Directors has determined that each of the non-employee directors of the Company (Messrs. Hickey, Lee, Lomo, Lowe and Murray), who collectively constitute a majority of the Board, meets the general independence criteria set forth in the Nasdaq Marketplace Rules.

Director Nominations and Qualifications

        As noted above, the Board of Directors has no nominating committee. The Board has determined that given its relatively small size, and that there have historically been very few vacancies on the Board, the function of a nominating committee could be performed by the Board as a whole without unduly burdening the duties and responsibilities of the Board members. The Board does not currently have a charter or written policy with regard to the nomination process. The nominations of the directors standing for election at the 2005 annual meeting were unanimously approved by the Board of Directors.

        At this time, the Company does not have a formal policy with regard to the consideration of any director nominees recommended by its stockholders because historically the Company has not received recommendations from its stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be unduly burdensome. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Any stockholder nominations proposed for consideration should include the nominee's name and qualifications for Board membership and should be addressed to: James Morgan, Executive Vice President and CFO, Young Broadcasting Inc., 599 Lexington Avenue, New York, New York 10022. The Company does not intend to treat stockholder recommendations in any manner different from other recommendations.

        Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

        The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Executive Sessions of Independent Directors

        The independent members of the Board of Directors meet in executive session, without any employee directors or other members of management in attendance, each time the full Board convenes for a regularly scheduled meeting, which is at least five times each year. If the Board convenes a special meeting, the independent directors may meet in executive session if the circumstances warrant.

Code of Ethics

        The Audit Committee has adopted a Code of Ethics applicable to the Company's principal executive officer, principal financial officer and principal accounting officer. The Company has made the Code of Ethics available on its website at www.youngbroadcasting.com under the heading "Corporate Governance."

Stockholder Communication with Board Members

        The Company maintains contact information for stockholders, both telephone and email, on its website (www.youngbroadcasting.com) under the heading "Contact Us." By following the Contact Us link, a stockholder will be given access to the Company's telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the stockholder communication. In addition, communications received via telephone for the Board are forwarded to the Board by an officer of the Company.

Board Member Attendance at Annual Meetings

        The Board of Directors does not have a formal policy regarding attendance of directors at the Company's annual stockholder meetings. All of the Company's current directors attended the Company's 2004 annual meeting of stockholders with the exception of Reid Murray, who was elected to the Board of Directors subsequent to the 2004 annual meeting.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates under a written charter which has been approved by the Board of Directors. The functions of the Audit Committee are focused on three areas:

  •
  the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

  •
  the appointment, compensation, retention and oversight of the Company's independent auditors.

  •
  the Company's compliance with legal and regulatory requirements.

        The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company's independent auditors and with appropriate Company financial personnel. The Audit Committee regularly (including during the course of each meeting of the Audit Committee) meets privately with both the independent auditors and the Company's financial personnel, each of whom has unrestricted access to the Audit Committee. The Audit Committee also appoints the independent auditors and reviews their performance and independence from management.

        The management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

        This year, the Audit Committee reviewed the Company's audited financial statements and met with both management and Ernst & Young LLP, the Company's independent registered public accounting firm, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee also discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

March 25, 2005

Audit Committee of the Board of Directors
Leif Lomo, Chairman David C. Lee Reid Murray

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 15, 2005 regarding the beneficial ownership of the Company's Common Stock by (i) each executive officer of the Company named in the Summary Compensation Table (other than Adam Young, who died on November 15, 2004), (ii) each director of the Company, (iii) each stockholder known by the Company to beneficially own 5% or more of such Common Stock and (iv) all directors and executive officers, as a group. Except as otherwise indicated, the address of each beneficial holder of the Company's Common Stock listed below is the same as the Company.

	Class A Common Stock			Class B Common Stock
Beneficial Owner							Percent of Vote as a Single Class(2)
	Number(1)		Percent(2)	Number(1)		Percent(2)
Vincent J. Young	3,984	(3)(4)	*	2,073,937	(5)	62.7	40.6
James A. Morgan	500	(4)(6)	*	456,028	(7)	19.2	10.9
Deborah A. McDermott	800	(4)	*	199,888	(8)	9.3	5.1
Alfred J. Hickey, Jr.(9)	25,525		*	—		—	*
Leif Lomo(10)	30,350		*	—		—	*
David C. Lee(11)	8,196		*	—		—	*
Richard C. Lowe(12)	16,750		*	—		—	*
Reid Murray	—		—	—		—	—
Ronald Kwasnick(13)	389,145	(4)(14)	2.2	—		—	1.0
Mario J. Gabelli and various related entities(15) c/o Gabelli Asset Management Inc. One Corporate Center Rye, NY 10580	5,533,948		30.8	—		—	14.7
NewSouth Capital Management, Inc.(16) 1000 Ridgeway Loop Road Memphis, TN 38120	1,578,422		8.7	—		—	4.2
Eric Semler(17) 888 Seventh Avenue, Suite 1504 New York, New York 10019	1,163,829		6.5	—		—	3.1
Westport Asset Management, Inc.(18) 253 Riverside Avenue Westport, CT 06880	1,103,100		6.1	—		—	2.9
All directors and executive officers as a group (8 persons)	91,389	(19)	*	2,729,853	(20)	70.1	48.0

*
Less than 1%.

(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned by each person as of March 15, 2005 includes shares of Common Stock that such person had the right to acquire on or within 60 days after March 15, 2005, including, but not limited to, upon the exercise of options.

(2)
Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to ten votes per share, except for votes relating to certain significant transactions. Holders of both classes of Common Stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law. Percentage of beneficial ownership of Class A Common Stock is based on 17,990,112 shares of Class A Common Stock outstanding and percentage of beneficial ownership of Class B Common Stock is based on 1,970,634 shares of Class B Common Stock outstanding.

(3)
Includes 2,812 shares held by his wife.

(4)
Does not include shares held through the 401(k) Plan. The 401(k) Plan offers matching contributions on a quarterly basis in the form of Class A Common Stock.

(5)
Includes 53,200 shares held pursuant to an agreement dated as of July 1, 1991 which established a voting trust for the benefit of family members of management, for which Vincent Young and Richard Young act as trustees. During the term of the voting trust, which expires July 1, 2011, the trustees have the sole right to vote the shares subject to the trust. If the trustees cannot agree as to how the shares shall be voted, each trustee will vote 50% of the shares. Also includes 10,050 shares held pursuant to an agreement dated as of October 1, 1996 which established a voting trust for the benefit of family members of management, for which Vincent Young acts as trustee. During the term of the voting trust, which expires October 1, 2006, the trustee has the right to vote the shares subject to the trust. Also includes (i) 1,314,250 shares issuable upon the exercise of options granted pursuant to the 2004 Equity Incentive Plan (the "2004 Plan") and (ii) 20,833 shares issuable upon settlement of deferred stock units awarded pursuant to the 2004 Plan. Does not include 385,000 shares held by Spray-V Limited Partnership for which Vincent Young serves as a director and may be deemed to beneficially own such shares pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934.

(6)
Includes 300 shares held by a family trust.

(7)
Includes 5,418 shares held for the benefit of his minor children. Also includes (i) 395,025 shares issuable upon the exercise of options granted pursuant to the 2004 Plan and (ii) 7,333 shares issuable upon settlement of deferred stock units awarded pursuant to the 2004 Plan.

(8)
Includes (i) 178,000 shares issuable upon the exercise of options granted pursuant to the 2004 Plan and (ii) 7,333 shares issuable upon settlement of deferred stock units awarded pursuant to the 2004 Plan.

(9)
Represents 25,525 shares issuable upon the exercise of stock options, 24,525 of which were granted under the 2004 Plan.

(10)
Includes 29,350 shares issuable upon the exercise of stock options, 28,350 of which were granted under the 2004 Plan.

(11)
Includes 7,196 shares issuable upon exercise of options granted under the 2004 Plan.

(12)
Represents 16,750 shares issuable upon exercise of options granted under the 2004 Plan.

(13)
Mr. Kwasnick retired from his employment as President of the Company on March 31, 2004.

(14)
Includes 300,750 shares issuable upon the exercise of options granted pursuant to the 2004 Plan.

(15)
Represents shares beneficially owned by Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Advisers, Inc., Gabelli Asset Management, Inc., MJG Associates, Inc., Gabelli & Company, Inc. and Gabelli Securities, Inc., as reported in a Schedule 13D filed with the SEC in December 2004.

(16)
Represents shares beneficially owned by NewSouth Capital Management, Inc. on behalf of its clients, as reported in a Schedule 13G/A filed in February 2005.

(17)
Represents shares beneficially owned by Eric Semler, as reported in a Schedule 13G/A filed in February 2005.

(18)
Represents shares beneficially owned by Westport Asset Management, Inc., on behalf of its clients, as reported in a Schedule 13G/A filed in February 2005.

(19)
Includes 78,821 shares of common stock issuable upon the exercise of stock options, 76,821 of which were granted under the 2004 Plan.

(20)
Includes (i) 1,887,275 shares of common stock issuable upon the exercise of options granted under the 2004 Plan and (ii) 35,499 shares of common stock issuable upon settlement of deferred stock units awarded pursuant to the 2004 Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2004 about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans.

Plan Category	Number of Shares of Common Stock To Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Common Stock Reflected in First Numerical Column)
Equity compensation plans approved by security holders:
2004 Equity Incentive Plan	4,088,380	(1)	$21.65	338,821
2003 Non-Employee Directors Deferred Stock Unit Plan	20,231		$14.09	79,769
2001 Employee Stock Purchase Plan	(2)		(2)	(2)
Equity compensation plans not approved by security holders:
Stock Option Agreement(3)	90,000		$22.06	0
Stock Option Agreements(4)	3,000		$22.80	0

Total:	4,201,611		$21.62	418,590

(1)
Represents 319,054 shares of Class A common stock and 3,769,326 shares of Class B common stock.

(2)
Under the terms of the 2001 Employee Stock Purchase Plan (the "ESPP"), employees who participate in the ESPP are eligible to purchase shares of Class A common stock. As of December 31, 2004, 45,089 shares had been purchased under the ESPP, at an average cost of $14.32 per share. In January 2005, 12,502 shares were purchased under the ESPP, at an average cost of $10.03 per share. 42,409 shares are currently available under the ESPP for future purchase.

(3)
On June 23, 2000, the Company entered into a stock option agreement with a manager at one of the Company's subsidiaries. Pursuant to this agreement, which was not approved by security holders, options to purchase 140,000 shares of Class B common stock were granted to the manager. 40,000 of the options are immediately exercisable, 50,000 of the options became exercisable on December 31, 2004 and 50,000 of the options have been forfeited. The exercise price per share of all of the options is $22.06. All of the options expire on June 23, 2010.

(4)
In 1994, the Company entered into stock option agreements with three of its independent directors. Pursuant to these agreements, which were not approved by security holders, each such director was granted options to purchase 1,000 shares of Class A common stock. All of these options are immediately exercisable. The exercise price per share of all of these options is $22.80. All of these options expire on June 30, 2009.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

        The Company's Compensation Committee (the "Committee"), which is composed of three directors (David C. Lee, Alfred J. Hickey, Jr. and Reid Murray), is responsible for reviewing and approving the compensation of executive officers of the Company. Each of the Committee members, in the opinion of the Board of Directors, meets the independence requirements of The Nasdaq National Market, is a "non employee director" pursuant to SEC Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code or 1986, as amended (the "Code").

Executive Compensation Philosophy

        General Compensation Practices.    The Company's compensation policy is designed to attract, motivate and retain highly skilled and effective executives who can achieve long-term success in an increasingly competitive business environment and whose services the Company needs to maximize its return to stockholders. The philosophy behind this policy is premised on the belief that an executive's compensation should reflect his individual performance and the overall performance of the Company, with an appropriate balance maintained among the weightings of these potentially disparate performance measures. The compensation policy requires flexibility in order to ensure that the Company can continue to attract and retain executives with unique and special skills critical to the Company's success. Flexibility is also necessary to permit adjustments in compensation in light of changes in business and economic conditions. The Committee reviews the compensation of each executive officer on an annual basis.

        The specific program utilized by the Committee in 2004 to determine executive compensation was largely based on the recommendations made by executive compensation consultants retained by the Committee in 2003. The consultants reviewed and assessed the Company's overall executive pay program to determine whether it was market competitive, internally equitable and provided the appropriate balance between fixed and performance-variable pay to ensure that the program appropriately reflects the risks and challenges facing the Company's executive team. The consultants reviewed with the Committee survey data regarding compensation practices and payments by comparable organizations and the relationships between measures of company size and performance and corresponding executive pay levels. The comparison group selected by the consultants was comprised of broadcasting industry peer companies. Such comparative companies are not necessarily the same companies included in the indices used in the performance graph that follows, as the Company's competitors for executive talent are not limited to such companies. Based on the consultants' recommendations, the Committee determined to set executive compensation levels at or above competitive median market levels to provide compensation opportunities comparable to those paid by broadcast media companies that compete for executives with comparable talents. Specifically, based on the recommendations of the consultants, compensation opportunities were generally targeted at the 75th percentile of competitive market levels, as warranted by annual performance.

        The consultants recommended that the Committee manage executive compensation within the framework of a total annual compensation structure to allow for flexibility in the mix of pay elements and competitive levels while fixing target pay at desired levels. Target total compensation levels, including target annual and long-term incentive opportunities, were developed for each executive position using a pay mix recommended by the consultants. To create a more balanced overall pay structure, a pay mix was developed for each executive, with the executive's year-end cash bonus tied to a fixed percentage of base salary. The consultants recommended target compensation levels based on the Company's compensation philosophy and competitive pay positioning versus the broadcast media peer group.

        The Committee's annual performance evaluation of each executive officer (other than the Chairman and Chief Executive Officer) is subjective and relies heavily on the performance evaluation presented to the Committee by the Company's Chairman. The Committee will not typically use an exact formula for determining the relative importance of each of the factors it considers, nor will the Committee use a precise measure of how each of the individual factors relates to the Committee's recommendation with respect to each executive officer's ultimate annual compensation.

        Policy on Tax Deductibility of Compensation.    Section 162(m) of the Code, limits deductions for certain executive compensation in excess of $1 million for the taxable year. Certain types of compensation in excess of $1 million are deductible only if (i) performance goals are specified in detail by a compensation committee comprised solely of two or more outside directors, (ii) the material terms of the compensation, including the performance goals, are disclosed to the stockholders and approved by a majority vote of the stockholders prior to payment of such compensation and (iii) the compensation committee certifies that the performance goals and any other material terms under which the compensation is to be paid were in fact satisfied. During 2004, the Committee considered the compensation arrangements of the Company's executive officers in light of the requirements of Section 162(m).

        While the Committee will continue to give due consideration to the deductibility of compensation payments on future compensation arrangements with the Company's executive officers, the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the Company and its stockholders, and deductibility will be only one among a number of factors used by the Committee in making its compensation decisions. Accordingly, the Company has in the past and may in the future enter into compensation arrangements under which payments are not deductible under Section 162(m).

Annual Compensation

        Compensation is largely comprised of three basic components: (1) base salary, (2) annual bonus and (3) long-term incentive compensation. The Committee evaluates each component separately for each executive (based on the individual's position, responsibilities and level of performance) to determine whether the executive's compensation is competitive and reasonable.

        Base Salary.    For 2004, consistent with the practice of prior years and in accordance with the terms of their employment agreements, the base salary levels for Vincent Young and the other executive officers were 5% higher than the base salaries paid to such individuals in 2003.

        Annual Bonus.    At the consultant's recommendation the Committee in 2003 established the Annual Incentive Program for executive officers. The Annual Incentive Program provides for the potential for significant incentive bonuses based on the Company's cash flow levels. The television broadcasting industry generally recognizes operating cash flow or "OCF" (operating income before income taxes and interest expenses, plus depreciation and amortization and non-cash compensation, less payments for program license liabilities) as a means of valuing companies. Accordingly, the Committee believes it to be in the best interests of stockholders that the Company's bonus plan incentivize the executive officers to achieve the highest possible OCF. The Annual Incentive Program used by the Committee with respect to bonuses for 2003 was approved by the Company's stockholders at the Company's 2003 Annual Meeting. At the Company's 2004 Annual Meeting, the Company's stockholders approved the 2004 Equity Incentive Plan, which 2004 Plan incorporated the terms of the Annual Incentive Plan, with certain modifications. Specifically, the modified Annual Incentive Plan contained within the 2004 Plan increased the size of the maximum size of the bonus pool from 5% of OCF to 9.5% of OCF and expanded the group of Company employees eligible to participate in the Annual Incentive Plan and the bonus pool. Accordingly, as provided in the Annual Incentive Plan currently in effect, a bonus pool equal to 9.5% of the Company's OCF was established for 2004. The allocation of the bonus pool among the executive officers was determined at the discretion of the Committee based on each officer's individual target bonus for the year, and the allocation of the bonus pool among other eligible employees was determined by the Chief Executive Officer. The target bonus for each executive officer is based on a percentage of such executive's base salary, as determined by the Committee.

        Under the Annual Incentive Program, the Committee has the discretion to pay each executive officer all or part of his target bonus from the bonus pool, based upon the Committee's evaluation of the degree of achievement of certain short-term and longer-term financial and non-financial business objectives and criteria. For 2004, in order to provide a meaningful incentive to the executives, the Committee established the following objectives: (i) attainment of specified short-term net revenue and operating cash flow objectives for each of the Company's stations, (ii) maintain or increase market share of the Company's stations individually and as a group, (iii) maintain or increase ratings of primary news programming and (iv) maintain the Company's stations' share of market revenues. In addition, the Committee determined that certain long-term quantitative and subjective measures be evaluated, including the performance of the Company's publicly-traded common stock and bonds compared to industry averages, the Company's ratings and market position within each market in which it owns a television station, and success at attracting and retaining key staff members. These objectives and criteria for reviewing potential executive officer bonus awards for 2004 were established by the Committee prior to March 31, 2004.

        In evaluating management's performance in 2004, the Committee discussed and evaluated the extent to which management and the Company had achieved the objectives and performance criteria established at the beginning of 2004. The Committee determined that management met many, but not all, of such objectives and criteria. Specifically, the Committee considered that the actual level of OCF achieved for 2004 was approximately 78% of the targeted amount. The Committee noted, however, that 2004 was a difficult year for the television broadcast industry generally as certain of the local economies served by the Company's stations failed to recover from the recession to the extent expected. The Committee also noted that, despite weakness in the television advertising industry, management aggressively sought out new business opportunities, developed new revenue programs, significantly increased the respective market share of revenue of KRON and the Company's other stations in 2004, and identified and implemented additional cost and expense reductions. The Committee also considered that the significant costs of Sarbanes-Oxley-related work, the magnitude of which was not anticipated when the OCF targets were established, together with severance pay for the Company's former President, increased corporate expenses by approximately $4.1 million; without such expenses, the Committee noted that OCF for 2004 would have been approximately 84% of the targeted amount.

        Finally, in evaluating management performance and determining the amount of bonus payments, the Committee also considered that the Annual Incentive Program (i) serves as a device to encourage the continued retention of the executives, whose services to the Company are an important asset of the Company, (ii) rewards the executives for exemplary performance during a period of challenging business and economic conditions and (iii) accordingly incentivizes the executives to continue to perform at a high level. The Committee determined that, based on the performance of management and the Company in 2004, it was appropriate and reasonable, and in the best interests of the Company and its stockholders, that Vincent Young, Deborah McDermott and James Morgan should each receive a bonus payment for 2004 in an amount equal to 90% of the previously established bonus target level (and less than 78% of the maximum bonus payable based on actual OCF for 2004) for each such executive. Accordingly, the Committee approved the payment of cash bonuses to such executive officers in respect of 2004 as indicated in the Summary Compensation Table.

        Long-Term Incentive Compensation.    In 2004 the Committee awarded deferred stock units to certain executive officers as indicated in the Summary Compensation Table. The amounts of these awards were determined in consultation with the compensation consultants. The deferred stock units vest in equal installments on the first, second and third anniversaries of the date of award. Shares of common stock underlying vested deferred stock units are not delivered to the executive officer until shortly after the executive's employment with the Company terminates. No other long-term incentive compensation was granted to the Named Executive Officers in 2004.

Compensation of Chief Executive Officer

        As one of the Company's largest stockholders, Vincent Young's financial well-being continues to be directly tied to the overall performance of the Company as reflected in the price per share of common stock. For his services as the Company's chief executive officer, the Committee will continue to evaluate the performance of Mr. Young in accordance with the compensation policies outlined herein in setting his compensation.

March 25, 2005
Compensation Committee of the Board of Directors
David C. Lee, Chairman Alfred J. Hickey, Jr. Reid Murray

Performance Graph

        The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the Nasdaq Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television and cable television companies) from December 31, 1999 through December 31, 2004. The performance graph assumes that an investment of $100 was made in the Class A Common Stock and in each Index on December 31, 1999, and that all dividends, if any, were reinvested.

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Young Broadcasting Inc.	$100	$66	$35	$26	$39	$21
Nasdaq Stock Market Index	100	61	48	33	49	53
Nasdaq Telecommunications Stock Market Index	100	46	23	11	18	20

        The Company believes that the foregoing information provided has only limited relevance to an understanding of the Company's compensation policies during the indicated periods and does not reflect all matters appropriately considered in developing its compensation strategy. In addition, the stock price performance shown on the graph is not necessarily indicative of future price performance.

Summary Compensation Table

        The following table summarizes the compensation paid in 2004, 2003 and 2002 to the Company's Chief Executive Officer and the four other most highly compensated executive officers in 2004.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation(1)
Name and Principal Position					Restricted Stock Awards(2)	Securities Underlying Options(#)(3)	All Other Compensation(4)
	Year	Salary	Bonus
Vincent J. Young Chairman (CEO)	2004 2003 2002	$1,210,935 1,153,271 1,098,374		$1,040,250 927,834 1,006,237	$1,036,875 — —	— — 260,000	$6,150 6,000 7,854
Deborah A. McDermott President	2004 2003 2002	$636,694 551,250 525,000		$392,000 325,246 352,730	$364,980 — —	— — 40,000	$6,150 6,000 6,037
James A. Morgan Executive Vice President	2004 2003 2002	$578,813 551,250 525,000		$364,650 325,246 352,730	$364,980 — —	— — 66,000	$6,150 6,000 6,385
Adam Young(5) Former Treasurer	2004 2003 2002	$310,735 338,216 322,110		$248,588 142,537 154,582	$43,134 — —	— — 12,000	— — —
Ronald J. Kwasnick(6) Former President	2004 2003 2002	$159,173 606,375 577,500	$	— — 388,003	— — —	— — 75,000	$1,315,788 2,400 3,578

(1)
For each of the referenced years, none of the named executive officers received Other Annual Compensation required to be reported since the total amount of perquisites or personal benefits paid to such persons during each of such referenced years was less than $50,000.

(2)
Represents the value of deferred stock units on May 4, 2004, the date such units were awarded. The value of such units is calculated by multiplying the number of deferred stock units awarded (62,500 for Mr. Vincent Young, 22,000 for each of Ms. McDermott and Mr. Morgan, and 2,600 for Mr. Adam Young) by $16.59, which was the closing selling price per share of the Company's Class A common stock on the Nasdaq National Market on the date of the award. Each deferred stock unit represents the right to receive, subject to vesting, a share of the Company's common stock following termination of the executive's employment with the Company. The deferred stock units vest in equal installments on the first, second and third anniversaries of the date of award. As of December 31, 2004, based on the closing selling price per share of the Company's Class A common stock on the Nasdaq National Market on such date ($10.56), the value of the deferred stock units awarded on May 4, 2004 to Mr. Vincent Young, Ms. McDermott, Mr. Morgan and Mr. Adam Young was $660,000, $232,320, $232,320 and $27,456, respectively. The deferred stock units also entitle the executive to receive dividend equivalents whenever dividends or distributions are made with respect to shares of the Company's common stock. Dividend equivalents will be credited to the executive in the form of additional deferred stock units which shall be subject to the same vesting and delivery schedule as the deferred stock units for which they were credited.

(3)
All options are exercisable for shares of Class B common stock.

(4)
All Other Compensation during 2004 for Mr. Vincent Young, Ms. McDermott and Mr. Morgan represents employer contributions to the Company's 401(k) Plan on behalf of such individuals (such contributions were made in the form of shares of the Company's Class A common stock valued at fair market value on the date of contribution). All Other Compensation during 2004 for Mr. Kwasnick includes (i) $2,400 of employer contributions to the Company's 401(k) Plan on behalf of Mr. Kwasnick (such contribution was made in the form of shares of the Company's Class A common stock valued at fair market value on the date of contribution) and (ii) $1,313,388, representing the aggregate severance amounts payable to Mr. Kwasnick in connection with his retirement as President of the Company on March 31, 2004. See "—Termination of Employment Agreement; Severance Arrangements."

(5)
Adam Young died on November 15, 2004.

(6)
Mr. Kwasnick retired from his employment as President of the Company on March 31, 2004.

Option Grants in Last Fiscal Year

        There were no grants of stock options made during 2004 to the named executive officers in the Summary Compensation Table.

Fiscal Year-End Option Values

        The following table sets forth information at fiscal year-end 2004 concerning stock options held by the named executive officers in the Summary Compensation Table (other than Adam Young). No options held by such individuals were exercised during 2004.

Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Option At Fiscal Year-End(1)		Value of Unexercised In-the-Money Options At Fiscal Year-End(2)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Vincent J. Young	1,236,250	299,000	$9,670	$72,930
Deborah A. McDermott	166,000	46,000	9,180	11,220
James A. Morgan	375,225	75,900	15,147	18,513
Ronald J. Kwasnick	278,250	86,250	17,213	21,038

(1)
All options are exercisable for shares of Class B Common Stock.

(2)
Based upon the market price of $10.56 per share, which was the closing selling price per share of the Company's Class A common stock on the Nasdaq National Market on December 31, 2004, less the option exercise price payable per share.

Directors' Compensation

        In October 2003, the Board of Directors, upon the recommendation of the Compensation Committee, approved the modification of the compensation provided to non-employee directors of the Company (as modified, the "Director Compensation Program"). Under the Director Compensation Program, those directors who are not also employees of the Company receive an annual retainer as fixed by the Board. For service during the twelve months beginning October 1, 2004, each of the five non-employee directors of the Company (Messrs. Hickey, Lee, Lomo, Lowe and Murray) received an annual retainer of $60,000, with half of such retainer being payable in cash and the other half being payable in deferred stock units. Accordingly, on October 1, 2004, each of the five non-employee directors was paid $30,000 in cash and was granted an award of 2,661.93 deferred stock units. Such number of deferred stock units was determined by dividing $30,000 by $11.27 (the closing selling price per share of the Company's Class A common stock on the Nasdaq National Market on such day). The deferred stock units represent the right to receive a like number of shares of the Company's common stock on the 180th day following the date the director ceases to serve as a board member (or, if such 180th day is not a business day, the first business day immediately succeeding such 180th day), to the extent the units have vested as of such date. If a director voluntarily leaves the Board or is removed for cause, any unvested deferred stock units will be forfeited. If a director ceases to be a Board member for any other reason, any unvested units will automatically vest in full.

        Under the Director Compensation Program, the Chairman of the Audit Committee and the Chairman of the Compensation Committee is each entitled to receive an additional annual retainer of $10,000 and $5,000, respectively, paid one half in cash and one half in deferred stock units. Accordingly, on October 1, 2004, Mr. Lomo (as Chairman of the Audit Committee as of October 1, 2004) and Mr. Lee (as Chairman of the Compensation Committee as of October 1, 2004) were paid $5,000 and $2,500 in cash, respectively, and were granted awards of 443.66 and 221.83 deferred stock units, respectively.

        Under the Director Compensation Program, an "extraordinary meeting fee" of $1,500 will be paid (in cash) to each non-employee director for each meeting in excess of eight Board meetings or eight committee meetings per year. This fee would also be paid for each in-person meeting in excess of the four regularly scheduled in-person meetings (although the fee would not also be paid for committee meetings held on the same day as such in-person meeting).

        Non-employee directors receive reimbursement of out-of-pocket expenses incurred for each Board or committee meeting attended.

Employment Agreements

        The Company has employment agreements with Vincent Young (Chairman and Chief Executive Officer), Deborah McDermott (President) and James Morgan (Executive Vice President and Chief Financial Officer). Each agreement is for a term ending on March 31, 2007, with automatic three-year renewal terms commencing upon the expiration of such term. The agreements each provide for an annual salary for each employee, with automatic annual increases of 5% (subject to additional increases at the discretion of the Board) and for participation in the bonus and incentive plans of the Company and for other employee benefits as are generally available to other senior management employees of the Company.

        Each agreement provides that either the Company or the employee may terminate the agreement on notice given before the expiration of the term or any renewal term, and upon such termination the Company shall pay the employee all amounts due for the current term plus a payment of one month of the employee's base salary for each year of service with the Company. Upon a change of control of the Company: (i) if the Company ceases to use the employee's services, he shall be paid for the remainder of the term of his current employment agreement plus a bonus equal to the greater of the amount he would have earned under the Company's bonus plan for the year in which the change of control occurs or the amount earned under the Company's bonus plan during the year preceding the change of control; or (ii) in the event the employee continues to perform services, the Company shall pay his base salary plus an annual bonus equal to the greater of the bonus he would have earned under the Company's bonus plan for the year or the bonus earned under any new incentive plan adopted by the Company; or (iii) if the Company exercises its right to terminate the agreement at the end of the then current term, the employee shall receive severance benefits equal to one month of the employee's then current annual base salary for each year of service. Upon a change of control, the employee shall become immediately entitled to exercise any outstanding options under the Company's stock option plans. Each agreement subjects the employee to a non-competition covenant in favor of the Company.

Termination of Employment Agreement; Severance Arrangements

        Effective March 31, 2004, Ronald Kwasnick retired from his position as President of the Company. Accordingly, as of such date, Mr. Kwasnick's employment agreement with the Company, which had been in effect since 1994, was terminated. The provisions of Mr. Kwasnick's employment agreement were identical to the provisions of the employment agreements currently in effect with Mr. Vincent Young, Ms. McDermott and Mr. Morgan.

        Pursuant to the terms of his employment agreement, upon his retirement, Mr. Kwasnick is entitled to receive an aggregate severance payment of $955,041, representing one month of Mr. Kwasnick's most recent base salary for each of his eighteen (18) years of service with the Company. At the time of his retirement, Mr. Kwasnick and the Company entered into a supplemental severance agreement which provided certain severance benefits in addition to those provided for in his employment agreement. Under the terms of the supplemental severance agreement, Mr. Kwasnick is entitled to receive an aggregate payment of $318,347, representing an additional six months of Mr. Kwasnick's most recent base salary. The resulting twenty four (24) months of salary payments are payable monthly, in equal installments, over twenty four months. Under the supplemental agreement, the Company also paid Mr. Kwasnick $40,000 in connection with the purchase of a vehicle. In addition, under the supplemental agreement, the Company agreed to waive the forfeiture and termination provisions of the stock options held by Mr. Kwasnick so that they will continue to vest and become exercisable as if he continued to be an employee (such remaining stock options are as indicated above in the Fiscal Year-End Option Values table), and agreed to reimburse Mr. Kwasnick for certain COBRA payments. In addition, the supplemental agreement includes non-solicit and non-disclosure covenants by Mr. Kwasnick as well as a mutual non-disparagement provision and mutual releases.

401(k) Plan

        The Company maintains a retirement plan (the "401(k) Plan") established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), covering all of the eligible employees of the Company. Pursuant to the 401(k) Plan, employees may elect to defer up to 15% of their current pre-tax compensation and have the amount of such deferral contributed to the 401(k) Plan. The maximum elective deferral contribution was $13,000 in 2004, subject to adjustment for cost-of-living in subsequent years. Certain highly compensated employees may be subject to a lesser limit on their maximum elective deferral contribution. The 401(k) Plan permits, but does not require, matching contributions and non-matching (profit sharing) contributions to be made by the Company up to a maximum dollar amount or maximum percentage of participant contributions, as determined annually by the Company. The 401(k) Plan offers a match to employee contributions equal to .5% for each 1% of compensation an employee contributes, up to a maximum 3% Company contribution. Such contributions will be made in the form of Class A Common Stock to be contributed by the Company to the 401(k) after each calendar quarter with respect to such quarter based upon the closing price as of the last day of such quarter. The Company contributed an aggregate of 74,509 shares of Class A Common Stock to the 401(k) Plan in 2004 in respect of matching grants. The 401(k) applies a six-year vesting schedule to all shares contributed based upon the number of years employed by the Company. The 401(k) Plan is qualified under Section 401 of the Code so that contributions by employees and employer, if any, to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Richard C. Lowe, one of the Company's directors, is a partner of the law firm of King & Ballow, which serves as the Company's outside labor counsel.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such Common Stock with the Securities and Exchange Commission, and to file copies of such reports with the Company. Based solely upon a review of the copies of such reports filed with the Company, the Company believes that during 2004 such reporting persons complied with the filing requirements of said Section 16(a).

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for 2005. Although stockholder ratification of the Audit Committee's action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon such appointment. If the stockholders do not ratify the appointment of Ernst & Young LLP, the engagement of independent auditors will be reevaluated by the Audit Committee.

        A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm. A representative of Ernst & Young LLP is expected to attend the meeting and will be available to respond to appropriate questions from stockholders.

        Fees for professional services provided by the Company's independent auditors in each of the last two fiscal years, in each of the following categories, are as follows:

	2004	2003
Audit fees	$1,373,725	$854,900
Audit-related fees	189,920	81,700
Tax fees	1,067,700	746,400
All other fees	7,100	6,200

Total	$2,638,445	$1,689,200

        Fees for audit services include fees associated with the annual audit, the initial audit of the Company's internal controls in 2004, the reviews of the Company's quarterly reports on Form 10-Q, assistance with and review of documents filed with the Securities and Exchange Commission and comfort letters. Audit-related fees principally consisted of fees associated with the audit of the Company's three benefit plans and assistance with matters related to the Sarbanes-Oxley Act. Tax fees included tax compliance and tax consultations. All other fees consisted of fees associated with assisting the Company in the compilation of market information relating to the certain of the Company's stations for use in a survey conducted by the National Broadcasters Association.

        The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the Company's independent auditor. The policy provides for preapproval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the committee at its next scheduled meeting.

        The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

ANNUAL REPORT

        The Company's 2004 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. The Company will provide without charge to each of its stockholders, upon the written request of any such stockholders, a copy of its Annual Report on Form 10-K for the year ended December 31, 2004, exclusive of exhibits. Written requests for such Form 10-K should be sent to James A. Morgan, Secretary, Young Broadcasting Inc., 599 Lexington Avenue, New York, New York 10022.

OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

2006 STOCKHOLDER PROPOSALS

        Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for the 2006 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Secretary of the Company at the Company's principal executive offices not later than December 2, 2005.

By Order of the Board of Directors,

JAMES A. MORGAN Secretary

April 1, 2005

ANNUAL MEETING OF STOCKHOLDERS OF

YOUNG BROADCASTING INC.

May 3, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Proposal to ratify selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	/ / / /	Alfred J. Hickey, Jr. David C. Lee
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	/ / / / / /	Leif Lomo Richard C. Lowe Deborah A. McDermott
☐	FOR ALL EXCEPT (See instructions below)	/ / / / / /	James A. Morgan Reid Murray Vincent J. Young
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: /*/

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

  YOUNG BROADCASTING INC.

  599 LEXINGTON AVENUE
  NEW YORK, NEW YORK 10022
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Vincent J. Young and James A. Morgan, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Class A Common Stock and Class B Common Stock of the undersigned at the 2005 Annual Meeting of Stockholders of Young Broadcasting Inc., to be held at the offices of WATE-TV, 1306 Broadway NE, Knoxville, Tennessee at 8:30 a.m., local time, on Tuesday, May 3, 2005, and any adjournment or postponement thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.

(Continued and to be signed on the reverse side)

QuickLinks

PROPOSAL ONE—ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
Summary Compensation Table
Fiscal Year-End Option Values
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ANNUAL REPORT
OTHER MATTERS
2006 STOCKHOLDER PROPOSALS